Exhibit 99.2

American Retirement Corporation Completes Three Transactions With REITS

    NASHVILLE, Tenn.--(BUSINESS WIRE)--July 6, 2005--American Retirement Corporation (NYSE:ACR), a leading national provider of senior living housing and care, announced today that it had received an additional $9.5 million in earnout funds relating to its 2003 lease of two Alabama communities with a real estate investment trust ("REIT"). The funds were earned as a result of performance improvements at the communities, and the funds were used to retire $9.5 million of debt owed to the original developers of the community. The initial lease rate on the incremental investment by the REIT is 7.49%. The Company expects the transaction to have little impact on its GAAP income statement; however, now that the debt has been repaid, all cash flow from the community after lease payments will be available to the Company.
    Second, the Company executed a swap with another REIT that involved the exchange of two Company-owned assisted living communities for two other assisted living communities that the Company previously leased from the REIT. The swap will facilitate expansions in process for both of the communities released by the REIT, and netted the Company $1.5 million of cash. The expansion planned for one of the communities, outside of Austin, includes the addition of 102 skilled nursing beds and over 350 independent living units. Additionally, as part of this transaction, the REIT established a program to reduce up to $7 million of cash-collateralized letters of credit over time contingent upon future improvements in the financial performance of the portfolio leased from the REIT.
    Finally, the Company completed an agreement with a third REIT to exchange a small minority interest position in the lessor of two communities for a same-sized loan, carrying an equivalent rate. Additionally, as a result of the Company's improved financial position, the REIT released $5 million of letters of credit that the Company had collateralized with cash. The agreement simplifies the ownership structure of the two communities, facilitating the current expansion of one of them, and also frees up $5 million of the Company's restricted cash.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 67 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,300 units and resident capacity of approximately 14,900. The Company owns 17 communities, leases 44 communities, and manages six communities pursuant to management agreements.

    Risks of Forward-Looking Statements

    Statements contained in this press release may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management and are subject to risks, uncertainties, and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements made in this press release include those risks described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412